UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2013

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(703) 433-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2013, the Company named Constantine Milcos, 48, as its Senior Vice President and Chief Accounting Officer. From February 2003 to March 30, 2013, Mr. Milcos was with Medco Health Solutions, Inc., where he served most recently as Vice President/Assistant Controller responsible for external reporting, technical accounting, accounting policy and financial reporting controls. From 1999 to 2003, he was with KPMG where he was a Senior Manager in the firm’s Audit and Assurance Practice National Office. From 1996 to 1999, Mr. Milcos was a Senior Manager with the American Stock Exchange. Mr. Milcos started his career with KPMG. Mr. Milcos is a Certified Public Accountant, and received an MBA in finance from New York University and his B.S. in Accounting from Lehigh University.

Mr. Milcos will report to Robert Costantini, EVP and Chief Financial Officer, the Company’s principal financial officer.

In connection with Mr. Milco’s appointment, on September 25, 2013, he received the following awards under the Company’s Long-Term Incentive Plan: 24,000 time vested stock appreciation rights vesting on the first anniversary of the grant date with an exercise price of $5.14 per share and 6,000 performance vested restricted stock units vesting in three equal installments based on the achievement by Mr. Milcos and/or the Company of certain performance targets for the fiscal years 2013, 2014 and 2015.

Since April 2013, David A. Dziemian was the principal accounting officer. Mr Dziemian is taking the position of International Controller, and was Controller from 2008 to 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President, General Counsel and Secretary

Date: September 27, 2013

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